As filed with the Securities and Exchange Commission on May 16, 2003	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

REPUBLIC BANCORP INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-2604669 (I.R.S. employer identification no.)

1070 East Main Street
Owosso, Michigan 48867
(989) 725-7337
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

REPUBLIC BANCORP INC.
DIRECTORS COMPENSATION PLAN,
AS AMENDED
(Full title of the plan)

Dana M. Cluckey
Republic Bancorp Inc.
1070 East Main Street
Owosso, Michigan 48867
(989) 725-7337
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered(1)	Registered(1)	offering price per share(2)	aggregate offering price(2)	registration fee

Common Stock, $5.00 par value	600,0000 shares	$12.88	$7,728,000	$625.20

     (1)  The number of shares registered may be adjusted to prevent dilution from stock splits, stock dividends and similar transactions. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall cover such additional shares.

     (2)  Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price is based upon the average high and low sales prices of the Common Stock as reported on the Nasdaq National Market on May 15, 2003 ($12.88).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
EX-4.(c) First Amended/Restated Director Plan
EX-5.(a) Opinion/Consent - Miller Canfield Paddock
EX-23.(b) Consent of Ernst & Young LLP

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Republic Bancorp Inc. (Commission File No. 0-15734) (the “registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference:

     (a)  the registrant’s Annual Report on Form 10-K for the year ended December 31, 2002;

     (b)  all other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

     (c)  the description of the registrant’s common stock set forth under “Item 11. Description of Registrant’s Securities to be Registered” in its registration statement on Form 10 filed on April 30, 1987 pursuant to Section 12(g) of the Exchange Act and all amendments thereto or reports filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Mr. Thomas F. Menacher, Executive Vice President, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867; telephone: (989) 725-7337.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Michigan Business Corporation Act, as amended (“MBCA”), provides that a Michigan corporation, such as Republic Bancorp Inc., may indemnify a director, officer, employee or agent of the corporation (an “Indemnitee”) against the Indemnitee’s expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) involving the Indemnitee by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the corporation, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The MBCA also provides that in derivative actions, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by the Indemnitee to the extent that the Indemnitee is successful on the merits or otherwise in any such action, suit or proceeding or in the defense of any claim, issue or matter therein. Under the MBCA, no indemnification shall be made with respect to any claim, issue or matter as to which an Indemnitee shall have been adjudged to be liable to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The MBCA also generally permits the advancement of reasonable expenses and empowers the corporation to purchase and maintain directors’ and officers’ insurance.

     Article VIII of the First Restated Articles of Incorporation of the registrant contains provisions authorizing indemnification of directors, officers, employees and agents of the registrant that are substantially similar to those set forth in the MBCA and authorizes the registrant to purchase directors’ and officers’ insurance. Article X of the By-laws of the registrant contains provisions authorizing indemnification of directors, officers, employees and agents of the registrant to the fullest extent authorized or permitted by the MBCA and authorizes the registrant to purchase directors’ and officers’ insurance.

     Section 209 of the MBCA provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 551(1) of the MBCA (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock and loans to a director, officer, or employee of the corporation or of a subsidiary of the corporation), (iv) for any transaction from which the director derived an improper personal benefit or (v) for an act or omission occurring prior to the date such a provision becomes effective. Article IX of the registrant’s Articles of Incorporation include such a provision.

     The registrant has entered into individual indemnity agreements with certain of its officers and directors whereby the registrant will indemnify each of its officers and directors for any amount which they may be obligated to pay because of any claim made against them because of any omission or neglect or breach of duty, including any actual or alleged error or misstatements or misleading statement, committed or suffered when acting in their capacities as officers, directors, employees and agents of the registrant, its subsidiaries and certain other enterprises.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following exhibits are furnished with this Registration Statement:

Exhibit No.	Description

(3)(a)/(4)(a)	Second Restated Articles of Incorporation of Republic Bancorp Inc. (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K dated May 17, 1999 filed with the Securities and Exchange Commission on May 28, 1999 (file no. 0-21223).

(3)(b)/(4)(b)	By-Laws of Republic Bancorp Inc. as amended to date (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K dated May 17, 1999 filed with the Securities and Exchange Commission on May 28, 1999 (file no. 0-21223).

(4)(c)	Republic Bancorp Inc. First Amended and Restated Directors Compensation Plan.*

(5)(a)	Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.*

(23)(a)	Consent of Miller, Canfield, Paddock and Stone, P.L.C. (contained in Exhibit (5)(a)).*

(23)(b)	Consent of Ernst & Young LLP.*

(24)	Powers of attorney (contained in the signature pages hereto).*

*	Filed herewith.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owosso, State of Michigan, on May 16, 2003.

REPUBLIC BANCORP INC., a Michigan corporation

By	/s/ Dana M. Cluckey

	Name:	Dana M. Cluckey
	Title:	President and Chief Executive Officer

     Officers of the registrant. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Jerry D. Campbell, Dana M. Cluckey and Thomas F. Menacher, and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement (including post-effective amendments thereto) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

Signatures	Title	Date

Principal Executive Officer:

/s/ Dana M. Cluckey Dana M. Cluckey	President and Chief Executive Officer	May 16, 2003

Principal Financial Officer and Principal Accounting Officer:

/s/ Thomas F. Menacher Thomas F. Menacher	Executive Vice President, Treasurer, Chief Financial Officer and Corporate Secretary	May 16, 2003

     Directors of the registrant. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Jerry D. Campbell, Dana M. Cluckey and Thomas F. Menacher, and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement (including post-effective amendments thereto) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

Signatures	Title	Date

Directors:

/s/ Jerry D. Campbell Jerry D. Campbell	Director and Chairman of the Board	May 16, 2003

/s/ George J. Butvilas George J. Butvilas	Director and Vice-Chairman of the Board	May 16, 2003

/s/ Dana M. Cluckey Dana M. Cluckey	Director, President and Chief Executive Officer	May 16, 2003

/s/ Barry J. Eckhold Barry J. Eckhold	Director, Senior Vice President and Chief Credit Officer	May 16, 2003

/s/ Lee E. Benz Lee E. Benz	Director	May 16, 2003

/s/ Mary P. Cauley Mary P. Cauley	Director	May 16, 2003

/s/ Richard J. Cramer, Sr. Richard J. Cramer, Sr.	Director	May 16, 2003

/s/ George A. Eastman George A. Eastman	Director	May 16, 2003

     Directors and Officers of the registrant. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Jerry D. Campbell, Dana M. Cluckey and Thomas F. Menacher, and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement (including post-effective amendments thereto) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

Signatures	Title	Date

/s/ Gary Hurand Gary Hurand	Director	May 16, 2003

/s/ Dennis J. Ibold Dennis J. Ibold	Director	May 16, 2003

/s/ Stanley A. Jacobson Stanley A. Jacobson	Director	May 16, 2003

/s/ John J. Lennon John J. Lennon	Director	May 16, 2003

/s/ Milton F. Lutz II Milton F. Lutz II	Director	May 16, 2003

/s/ Sam H. McGoun Sam H. McGoun	Director	May 16, 2003

/s/ Kelly E. Miller Kelly E. Miller	Director	May 16, 2003

/s/ Randolph P. Piper Randolph P. Piper	Director	May 16, 2003

     Directors and Officers of the registrant. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Jerry D. Campbell, Dana M. Cluckey and Thomas F. Menacher, and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement (including post-effective amendments thereto) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

Signatures	Title	Date

Directors:

/s/ Isaac J. Powell Isaac J. Powell	Director	May 16, 2003

/s/ William C. Rands III William C. Rands III	Director	May 16, 2003

/s/ B. Thomas M. Smith, Jr. B. Thomas M. Smith, Jr.	Director	May 16, 2003

/s/ Jeoffrey K. Stross Jeoffrey K. Stross	Director	May 16, 2003

/s/ Steven E. Zack Steven E. Zack	Director	May 16, 2003

EXHIBIT INDEX

Exhibit No.	Description

(4)(c)	Republic Bancorp Inc. First Amended and Restated Director Compensation Plan.*

(5)(a)	Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.*

(23)(a)	Consent of Miller, Canfield, Paddock and Stone, P.L.C. (contained in Exhibit (5)(a)).*

(23)(b)	Consent of Ernst & Young LLP.*

(24)	Powers of attorney (contained in the signature pages hereto).*

*	Filed herewith.